EXHIBIT 5.1

     July 12, 2001

Cox Communications, Inc.
1400 Lake Hearn Drive, N.E.
Atlanta, Georgia 30319

Ladies and Gentlemen:

    We have acted as counsel to Cox Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 7,578,779 shares of the Company's Class A common stock, par value $1.00 per share (the "Shares"), to be offered and sold from time to time as described in the prospectus included in the Registration Statement by the selling stockholders named therein (the "Selling Stockholders"). The Shares will be delivered by Cox Enterprises, Inc., a Delaware corporation and an affiliate of the Company ("CEI"), upon the exchange of its 2% Exchangeable Senior Notes due 2021 (the "Exchange Notes") by the Selling Stockholders. At your request, we are providing this opinion to you for filing as Exhibit 5.1 to the Registration Statement.

    In connection with the foregoing registration, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and CEI and all such agreements, certificates of public officials, certificates of officers or representatives of the Company, CEI and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to any facts relevant to the opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Company, CEI and others (all of which we assume to be true, complete and accurate in all respects).

    We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express legal conclusions based upon, the laws of any other jurisdiction, other than the Delaware General Corporation Law and the laws of the United States to the extent applicable hereto. Accordingly, as to matters of law set forth below, our opinion is limited to matters of law under the laws of the District of Columbia, the laws of the United States to the extent applicable hereto and the Delaware General Corporation Law, and we express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

    Based upon the foregoing and subject to the other qualifications stated herein and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement; (iii) on the dates of exchange, the Exchange Notes will have been duly executed, authenticated, issued, and delivered, will constitute the legal, valid and binding obligations of CEI; and (iv) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, we are of the opinion that the Shares, when delivered in accordance with the terms of the Exchange Notes and sold in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of sale by the Selling Stockholders), will be validly issued, fully paid and non-assessable.

Cox Communications, Inc.
July 12, 2001

    We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and shall not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to or relied upon by any governmental agency or other person or other entity, without the prior written consent of this firm. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters relating to the Company or the Shares.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,
DOW, LOHNES & ALBERTSON, PLLC

By:	/s/ STUART A. SHELDON
Stuart A. Sheldon Member